UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 24, 2017

ALBERTSONS COMPANIES, LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	333-218138	47-5579477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 if the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD.

On July 24, 2017, Albertsons Companies, LLC (the “Company”) provided notice to holders of the Company’s 6.250% Senior Notes due 2024 and 5.750% Senior Notes due 2025 with respect to the time and date of a conference call to discuss the Company’s financial results for the first quarter of fiscal 2017. The conference call, which will be hosted on Monday, July 31, 2017 at 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time), will be available at the following address by accessing the “Webcast” link included therein:

http://www.albertsons.com/our-company/contact-investor-relations/

A replay of the conference call will be available for approximately two weeks following completion of the call.

The foregoing information is furnished pursuant to Item 7.01, "Regulation FD." Consequently, it is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, LLC
(Registrant)

July 24, 2017	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President & General Counsel